UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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EnerJex Resources, Inc.

(Exact name of registrant as specified in its charter)

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Nevada (State of incorporation or organization)	88-0422242 (IRS Employer Identification No.)

4040 Broadway, Suite 508 San Antonio, TX (Address of principal executive offices)	78209 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
10% Series A Cumulative Redeemable Perpetual Preferred Stock, par value of $0.001 per share, $25.00 liquidation preference per share	NYSE MKT

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: File No. 333-193976.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

A description of the 10% Series A Cumulative Redeemable Preferred Stock of Registrant is set forth under the caption "Description of Series A Preferred Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the "Commission") on February 14, 2014 (Registration No. 333-193976), including exhibits, and thereafter amended (the "Registration Statement"), is hereby incorporated by reference. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.     Exhibits

In accordance with the "Instructions as to Exhibits" with respect to Form 8-A, the documents listed below are filed as exhibits to this Registration Statement.

3.1 – Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Form 10-Q filed on August 14, 2008 and incorporated by reference.

3.2 – Amended and Restated Bylaws, filed as Exhibit 3.3 to the Form SB-2 filed on February 23, 2001 and incorporated by reference.

4.1 – Specimen Series A Preferred Stock Certificate, filed as Exhibit 4.4 to the Registrant's Amendment No. 3 to Form S-1 filed on June 4, 2014 and incorporated by reference.

4.2 – Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of 10% Series A Cumulative Redeemable Perpetual Preferred Stock, filed as Exhibit 4.6 to the Registrant's Amendment No. 2 to Form S-1 filed on June 3, 2014 and incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 13, 2014	EnerJex Resources, Inc., a Nevada corporation

/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr., Chief Executive Officer